UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2006

BORLAND SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20450 Stevens Creek Blvd, Suite 800

Cupertino, California 95014

(Address of principal executive offices, including zip code)

(408) 863-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On February 7, 2006, Borland Software Corporation, a Delaware corporation (“Borland” or the “Company”), Segue Software, Inc., a Delaware corporation (“Segue”), and Beta Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger, dated as of February 7, 2006 (the “Merger Agreement”). The Merger Agreement contemplates that Merger Sub will be merged with and into Segue (the “Merger”) and each outstanding share of common stock of Segue, par value $0.01 per share (the “Segue Common Stock”), will be converted into the right to receive $8.67 per share in cash.

Consummation of the Merger is subject to customary closing conditions, including, among others, approval by Segue’s stockholders, the absence of certain legal impediments to the consummation of the Merger and the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under certain specified circumstances, Segue will be required to pay the Company (i) a termination fee of $4.3 million and/or (ii) an amount not to exceed $1 million for the out-of-pocket expenses of the Company in connection with or related to the authorization, preparation, negotiation, execution and performance of the Merger Agreement and the transactions contemplated thereby.

Segue has made customary representations and warranties and covenants in the Merger Agreement, including among others (i) to cause a meeting of Segue’s stockholders to be held to consider the adoption of the Merger Agreement, and (ii) that Segue’s Board of Directors will recommend that Segue’s stockholders adopt the Merger Agreement and approve the Merger, in each case, subject to certain exceptions.

The Merger Agreement also provides that, upon consummation of the Merger, (1) options to purchase Segue Common Stock that are vested, outstanding and unexercised at the effective time of the Merger will be cancelled and be converted automatically into the right to receive a cash payment for each share of Segue Common Stock subject to the stock option in an amount equal to the merger consideration less the per share exercise price of the stock option and all applicable federal and state tax withholding obligations of the optionee and (2) options to purchase Segue Common Stock that are unvested at the effective time of the Merger will be cancelled and be converted automatically into the right to receive, at the time that such options would have vested if they had not been cancelled and subject to the optionee’s continued employment with the surviving corporation, a cash payment for each share of Segue Common Stock subject to the stock option in an amount equal to the merger consideration less the per share exercise price of the stock option and all applicable federal and state tax withholding obligations of the optionee.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

On February 8, 2006, the Company issued a press release announcing the execution of the Merger Agreement with Segue. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Voting Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into Voting Agreements (the “Voting Agreements”) with James H. Simons, Douglas Zacarro, John Levine, Howard Morgan, Michael Sullivan, Jyoti Prakash and certain of their affiliates (each, a “Stockholder,” and together, the “Stockholders”) pursuant to which each Stockholder has agreed to vote his shares of Segue Common Stock in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger. The Stockholders collectively own approximately 21.5% of the outstanding Segue Common Stock. The Voting Agreements will terminate upon termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreements, a form of which is attached hereto as Exhibit 2.2 and the terms of which are incorporated herein by reference.

2003 Supplemental Stock Option Plan (the “2003 Plan”)

On February 7, 2006, the Compensation Committee of the Board of Directors approved the adoption of certain amendments to the Company’s 2003 Plan. The amendments to the 2003 Plan (i) increase the number of shares available for grant by 560,000 shares and (ii) permit the Compensation Committee to have the power to amend or modify the 2003 Plan and any awards granted thereunder. The Company plans to amend its Registration Statement on Form S-8 for the 2003 Plan in connection with the share reserve increase.

The description of the 2003 Plan in this Item 1.01 is qualified in its entirety by reference to the 2003 Plan attached hereto as Exhibit 10.82.

Item 2.02. Results of Operations and Financial Condition.

On February 8, 2006, Borland issued a press release announcing its financial results for the fourth quarter ended December 31, 2005. A copy of the press release is furnished as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

The information in Item 2.02 of this report and the exhibit attached hereto shall not be deemed “filed” by Borland for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Except as shall be expressly set forth by specific reference in such filing, the information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by Borland, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

On February 8, 2006, the Company issued a press release announcing its plan to seek a buyer for the portion of its business associated with its IDE (integrated development environment) products including Borland Developer Studio (Delphi, C++ Builder and C#Builder) and JBuilder product lines. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 7, 2006, by and among Segue Software, Inc., Borland Software Corporation and Beta Merger Sub, Inc.

2.2	Form of Voting Agreement, dated as of February 7, 2006, by and among Borland Software Corporation and the other parties signatory thereto

10.82	Borland Software Corporation 2003 Supplemental Stock Option Plan

99.1	Press Release of Borland Software Corporation, dated February 8, 2006 (Announcement of Acquisition of Segue Software Inc. and Plan to Seek Buyer for IDE product lines)

99.2	Press Release of Borland Software Corporation, dated February 8, 2006 (Earnings Announcement)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

By:	/s/ Timothy J. Stevens
Timothy J. Stevens Senior Vice President & General Counsel

Date: February 8, 2006

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 7, 2006, by and among Segue Software, Inc., Borland Software Corporation and Beta Merger Sub, Inc.

2.2	Form of Voting Agreement, dated as of February 7, 2006, by and among Borland Software Corporation and the other parties signatory thereto

10.82	Borland Software Corporation 2003 Supplemental Stock Option Plan

99.1	Press Release of Borland Software Corporation, dated February 8, 2006 (Announcement of Acquisition of Segue Software Inc. and Plan to Seek Buyer for IDE product lines)

99.2	Press Release of Borland Software Corporation, dated February 8, 2006 (Earnings Announcement)